SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 3, 2003

MILLER INDUSTRIES, INC.
(Exact name of Registrant as Specified in its Charter)

Tennessee	001-14124	62-1566286
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

8503 Hilltop Drive Suite 100 Ooltewah, TN	37363
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(423) 238-4171

Not Applicable
(Former name or former address if changed since last report)

ITEM 4.          CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

            On October 9, 2003 the registrant engaged Joseph Decosimo and Company, LLP to be its principal accountants.  The decision to engage Joseph Decosimo and Company, LLP was made upon the recommendation of the registrant’s Audit Committee and the approval of its Board of Directors.  During the registrant's two most recent fiscal years and the subsequent interim period through October 9, 2003, the registrant has not consulted Joseph Decosimo and Company, LLP regarding any matter requiring disclosure under Regulation S-K, Item 304(a)(2)(i) and (ii).

            The registrant’s former principal accountants, PricewaterhouseCoopers LLP (the “former principal accountants”), resigned effective October 3, 2003.  The report of PricewaterhouseCoopers for the year ended December 31, 2002 included an explanatory paragraph.  This explanatory paragraph was included as a result of the registrant being in default of certain covenants under its senior and subordinated credit facility agreements, and because its subordinated credit facility matured on July 23, 2003.  The senior and subordinated credit facility agreements contain certain cross-default provisions and provide for the acceleration of amounts due as well as other remedies in the event of default.  The report of PricewaterhouseCoopers indicated that these circumstances raise substantial doubt about the registrant’s ability to continue as a going concern.

            The report of PricewaterhouseCoopers LLP for the period ending December 31, 2001 included a separate paragraph regarding the registrant’s default under certain credit agreements and related waivers.

            Except as described in the two preceding paragraphs, neither of the reports of the former principal accountants on the financial statements of the registrant for the past two fiscal years contained an adverse opinion or disclaimer of opinion, nor was either qualified or modified as to uncertainty, audit scope, or accounting principle.

            In connection with its audits for the two most recent fiscal years of the registrant and through October 3, 2003, there were no disagreements with the former principal accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former principal accountants, would have caused them to make reference to the subject matter of the disagreements in their reports on the financial statements for such fiscal years.

            The registrant has provided PricewaterhouseCoopers LLP with a copy of this disclosure and PricewaterhouseCoopers LLP has furnished the registrant with a letter addressed to the SEC stating that it agrees with the above statements relating to it, which letter is filed herewith as Exhibit 16.

ITEM 7.          FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits
	Number	Description
	16	Letter from PricewaterhouseCoopers LLP

SIGNATURES

            Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLER INDUSTRIES, INC. /s/ Frank Madonia By: Frank Madonia, Executive Vice President
Date: October 10, 2003

EXHIBIT INDEX

16	Letter from PricewaterhouseCoopers LLP